Exhibit 10.1

                              EMPLOYMENT AGREEMENT
                        (As Amended on October 17, 2000)


         THIS EMPLOYMENT AGREEMENT made and entered into as of the 1st day of January, 2000, and amended on October 17, 2000, by and between JOHN M. MENDEZ, hereinafter referred to as "Employee," and FIRST COMMUNITY BANCSHARES, INC., hereinafter referred to as "the Corporation."

W I T N E S S E T H


                           WHEREAS, Employee has been employed by the
Corporation or its affiliates for 14 years as its Vice President and Chief Financial Officer, pursuant to an agreement entered into between Employee and the Corporation or its affiliates, on April 21, 1992, and currently serves as the President and Chief Executive Officer; and

                           WHEREAS, the latest of such Employee Agreements, as
renewed in accordance with its terms, would otherwise terminate on the 21st of April, 2002; and

                           WHEREAS, the Board of Directors of the Corporation
recognizes the significant contributions which Employee has made to the Corporation and its affiliates during his tenure, and believes it to be in the best interests of the Corporation to provide for stability in its senior management;

                           NOW, THEREFORE, in consideration of the mutual
covenants herein set forth, Employee and the Corporation do agree to amended terms of employment as follows:

         1. Employment and Term. The Corporation hereby hires Employee, and Employee hereby agrees to serve as its President and Chief Executive Officer, with such duties as normally attach to such position. Employee shall also serve in such offices for affiliates of the Corporation as its Board of Directors may specify. The term of this Agreement shall be for three years effective February 25, 2000.

         2.       Compensation and Benefits.

                  a. Employee's cash compensation shall not be less than $210,000.00, subject to adjustment at each anniversary date. Such adjustment of annual compensation shall be comprised of i) an increase equivalent to the base compensation times the annual percentage increase in the Consumer Price Index for the preceding twelve months and ii) any discretionary increase deemed appropriate by the Compensation Committee to reflect changes in scope of duties and operation, size, and complexity of the Corporation and/or changes in market conditions for executive salaries based on review and analysis of compensation to executives of companies of similar size, scope and operation. Such cash compensation shall be paid biweekly during the term hereof, and if applicable, during the severance pay period, less all customary withholding.

                  b. Employee shall be awarded incentive compensation, if any, in an amount determined appropriate by the Compensation Committee of the Corporation based upon an annual evaluation of achievement of key objectives as may be established from time to time by such Committee.

                  c. Employee shall be entitled to vacation of four (4) weeks per year during the term of this Agreement. He shall be provided the fringe benefits provided all other full-time employees in addition to the use of a Company provided vehicle.

         3. Termination for Cause. The Corporation may terminate the employment of Employee only for "Cause," defined herein as the commission of acts, or omissions, by Employee which constitute fraud, dishonesty, excessive absenteeism without approval of the Corporation (provided such absenteeism is not caused by disability), a criminal act involving the person or property of others or the public generally, gross neglect of duty resulting in substantial loss to the Corporation, or willful failure to carry out reasonable and legal duties and responsibilities consistent with his duties as President and Chief Executive Officer of the Corporation, and assigned to him. In the event the Corporation terminates Employee's employment for Cause, then the Corporation shall not be obligated to pay Employee any further compensation after the date of termination.

         4. Termination Without Cause. In the event the Corporation shall desire to terminate Employee's employment without Cause, then Employee shall be paid a salary and provided benefits of like kind and equal to his total base compensation at the time of his termination, which said compensation after termination shall be provided for the greater of the balance of the term of this Agreement, as it may be renewed from time to time pursuant to paragraph 9, or 30 months.

         5. Change in Control. Employee, upon a change in the ownership or control of the Corporation, may terminate this Agreement at his sole option. In the event of any termination by either party within three years following such a change in ownership or control, Employee shall continue to receive his salary and benefits as in effect at the time of such change in control or ownership, or on the date of termination, if greater, for a period of 35 months after termination. For purposes of this Agreement, change in control shall mean the purchase or other acquisition by any person, entity or group of persons, within the meaning of Section 13(d)(3) of the Securities and Exchange Act of 1934 (the "Act"), or any comparable successor provision, of beneficial ownership within the meaning of Rule 13(d)(3) promulgated under the Act, of 30 percent or more of the outstanding shares of common stock of Bancshares; or the approval by the stockholders of the Corporation of a reorganization, merger, consolidation, share exchange or similar transaction pursuant to which persons who were stockholders of the Corporation immediately prior to the effective date of such transaction do not, immediately after such date, own more than 60 percent of the combined voting power entitled to vote generally in the election of directors of the surviving or successor corporation; or a liquidation or dissolution of the Corporation; or the sale of all or substantially all of its assets.

         6. Covenant Not to Compete; Full-time Employment. During the term of employment and for 36 months after termination of employment (by either party, whether or not for Cause), except with the prior written consent of the Corporation, Employee shall not directly or indirectly engage or participate in, or become a director or officer of, or render advisory or other services to, or become interested in, become an employee of, or make any material financial investment in any firm, corporation, holding company, business entity or other business enterprise competing in any respect with the business of the Corporation or any of its affiliates, whether presently being conducted or hereafter undertaken, from a location within 50 miles of the headquarters of the Corporation, or within 25 miles of any other office of the Corporation or any affiliate from which business is conducted at the time of termination, and shall not, during such period, solicit business or otherwise call on any person or entity which was a customer of the Corporation or any affiliate at the date of termination or at any time within 12 months prior to such date. Employee shall serve the Corporation on a full-time basis, and during the term of this Agreement, shall have no employment contract or other written or oral agreement concerning employment nor perform any services for any entity or person, whether as employee, consultant or otherwise other than the Corporation or its affiliates.

         7. Proprietary Information. Employee acknowledges that while providing services hereunder, he will have access to information, including without limitation customer information, strategic plans, management and operating policies and procedures, and similar information, which constitute proprietary information or trade secrets of the Corporation or its affiliates. He shall not at any time, whether during the term of this Agreement or otherwise, disclose any of such proprietary information to any person or entity other than the Corporation, its affiliates and employees.

         8. Amendments. The parties shall not make any modification to this Agreement unless the same is in writing, signed by both parties hereto.

         9. Renewals. This Agreement shall be automatically renewed for successive additional three-year periods on January 1 in each year hereafter beginning in 2001, in the absence of notice of non-renewal by either party given in writing to the other party no later than September 15 of the preceding year.

         10. Applicable Law. This Agreement shall be construed and applied in accordance with the laws of the Commonwealth of Virginia.

         WITNESS the following signatures:

         FIRST COMMUNITY BANCSHARES, INC.



         By: /s/ William P. Stafford, Sr.
             -------------------------------
         Chairman of the Board
         (As Amended on October 17, 2000)

         By: /s/ John M. Mendez
             -------------------------------
         John M. Mendez
         (As Amended on October 17, 2000)